Exhibit 5.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 ● Facsimile: 303/768-9224 ● E-Mail: andrew@telseylaw.com

June 29, 2020

Board of Directors

GrowGeneration Corp.

930 W 7th Ave, Suite A

Denver, Colorado 80204

Re:	GrowGeneration Corp.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special legal counsel in the state of Colorado to GrowGeneration Corp. (the “Company”), a Colorado corporation, in connection with its Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus included in the Registration Statement (the “Prospectus”) filed with the Securities and Exchange Commission on June 10, 2020 and as subsequently amended thereafter, and a registration statement on Form S-1 related thereto (the “462(b) Registration Statement” and, together with the Registration Statement, the “Registration Statements”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together covering the registration of an aggregate offering by the Company of up to $48,300,000 of shares of the Company’s common stock, $0.001 par value (“Common Stock”), including the underwriters’ over-allotment option to purchase up to $6,300,000 of shares of Common Stock (collectively, the “Shares”).  The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statements.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.  The aforesaid securities are validly authorized, and when sold and issued against payment therefore in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and non-assessable in accordance with the general requirements of Colorado corporation law, including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws, and the issuance and sale of the Common Stock (i) are in conformity with the Company’s then operative certificate of incorporation and bylaws, and (ii) do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We are qualified to practice law only in the State of Colorado. We are not qualified and do not express any opinion herein as to the laws of any other jurisdiction, except the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the use our name under the heading “Legal Matters” in the Registration Statement, including the Prospectus or any supplement to the Prospectus, constituting a part thereof, as originally filed or subsequently amended.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY